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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Com21, Inc. on Form S-3 of our reports dated March 26, 2001, appearing in the Annual Report on Form 10-K/A of Com21, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
-------------------------
San Jose, California
January 16, 2002